EXHIBIT 23.1




                               CONSENT OF COUNSEL
We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement.
                             /S/ PHILLIPS NIZER LLP
                               PHILLIPS NIZER LLP


June 2, 2009
New York, New York